EXHIBIT 10.1

     CROSS-DEFAULT AND TERM EXTENSION AGREEMENT, dated this 11th day of May, 1998 by and between PRL USA, Inc. (“Polo”), The Polo/Lauren Company, L.P. (“PLC”), Polo Ralph Lauren Corporation (“PRLC”), Jones Apparel Group, Inc. (“Jones”) and Jones Investment Co., Inc. (“Jones Canada”).

     WHEREAS, certain of the parties hereto are parties to the following agreements:

     a.     A License Agreement (the “Lauren License”) between Polo and Jones dated as of October 18, 1995 with respect to products bearing the “Lauren” trademark (“Lauren Products”);

     b.     A Design Services Agreement (the “Lauren Design Agreement”) between PRLC and Jones dated as of October 18, 1995 with respect to Lauren Products;

     c.     A License Agreement (the “Lauren Canada License”) between PLC and Jones Canada dated as of May 1, 1996 with respect to Lauren Products;

     d.     A Design Services Agreement (the “Lauren Canada Design Agreement”) between PRLC and Jones Canada dated as of May 1, 1996 with respect to Lauren Products;

     e.     A License Agreement (the “Ralph License”) between Polo and Jones dated as of May     , 1998 with respect to products bearing the “Ralph/Ralph Lauren” trademark (“Ralph Products”);

     f.     A Design Services Agreement between PRLC and Jones with respect to Ralph Products.

     g.     A License Agreement (the “Ralph Canada License”) between PLC and Jones Canada dated as of May     , 1998 with respect to Ralph Products; and

     h.     A Design Services Agreement between PRLC and Jones Canada dated as of May     , 1998 with respect to Ralph Products.

     NOW, THEREFORE, in consideration of the foregoing and of the the mutual covenants contained herein, the parties hereto hereby agree as follows:

     1.     In the event the term of the Lauren License is renewed in the manner set forth in paragraph 8 thereof, the “Renewal Term” (as defined therein) shall expire on December 31, 2006 instead of December 31, 2004, and the term of the Lauren Design Agreement shall be similarly extended in accordance with its terms.

     2.     In the event the term of the Lauren Canada License is renewed in the manner set forth in paragraph 8 thereof, the “Renewal Term” (as defined therein) shall expire on December 31, 2006 instead of December 31, 2004, and the term of the Lauren Canada

Design Agreement shall be similarly extended in accordance with its terms.

     3.     Any Event of Default under any of the above-referenced agreements shall constitute an Event of Default under all of the above-referenced agreements, and, except as may otherwise be agreed upon in a writing signed by the relevant parties, the termination or expiration of any of the above-referenced agreements shall result in the simultaneous termination or expiration of all of the above-referenced agreements.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the                      day of May, 1998.

PRL USA, INC.		THE POLO/LAUREN COMPANY, L.P.
By: PRL International, INC.

By:	/s/ PRL USA, INC.	By:	/s/ PRL INTERNATIONAL, INC.

POLO RALPH LAUREN CORPORATION		JONES APPAREL GROUP, INC.

By:	/s/ POLO RALPH LAUREN CORPORATION	By:	/s/ JONES APPAREL GROUP, INC.

JONES INVESTMENT CO., INC.

By:	/s/ JONES INVESTMENT CO., INC.